Exhibit 10.6

ADVANCES AND SECURITY AGREEMENT

This Advances and Security Agreement (“Agreement”) is made as of June 29, 2006, between the Federal Home Loan Bank of Dallas (“Bank”), with its principal office located at 8500 Freeport Parkway South, Suite 600, Irving, Texas 75063, mailing address: P.O. Box 619026, Dallas, Texas 75261-9026 and T Bank , a
National Bank	(“Borrower”), with its chief executive office located at 16000 DALLAS PARKWAY, SUITE 125 DALLAS, TX 75248 type of organization

WHEREAS, from time to time Borrower desires to obtain extensions of credit from the Bank in accordance with the terms and conditions of this Agreement; and
WHEREAS, pursuant to the provisions of the Federal Home Loan Bank Act, as amended from time to time (the “Act”), and the rules, regulations, statements of policy, and guidelines of the Federal Housing Finance Board or any successor entity now or hereafter in effect from time to time promulgated thereunder (the “Regulations”), the Bank is authorized to extend credit to Borrower in accordance with the credit policies and programs adopted by the Bank; and

WHEREAS, the Bank requires that all existing indebtedness of Borrower to the Bank and all extensions of credit by the Bank to Borrower pursuant to this Agreement be secured pursuant to this Agreement, and Borrower is willing to provide such security;

NOW, THEREFORE, Borrower and the Bank agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1. DEFINED TERMS. All capitalized terms in this Agreement shall have the defined meanings where given, and the following terms shall have the following meanings:

(a) “Advances” shall mean any and all loans, advances, overdrafts, or other extensions of credit by the Bank to Borrower, including all loans, advances, letters of credit, overdrafts, or extensions of credit heretofore, now, or hereafter granted by the Bank to, or on behalf of or for the account of Borrower.
5/2005	Advances and Security Agreement	Page 1 of 20

(b)          “Agreement” shall mean this Advances and Security Agreement, together with any and all authenticated amendments, modifications, or restatements hereof as may be duly entered into by the parties hereto and all documents or other agreements incorporated herein by reference.

(c)          “Capital Stock” shall mean all of the capital stock of the Bank held by the Borrower and all payments that have been or hereafter are made on account of subscriptions to and all declared and unpaid dividends on such capital stock.

(d)          “Collateral” shall mean (i) all First Mortgage Collateral, Other Real Estate Related Collateral, Capital Stock, Deposit Accounts, Securities, Small Business Collateral, and Small Farm and Agri-Business Collateral, (ii) all property in which Borrower has heretofore granted a security interest or has assigned, transferred, or pledged to the Bank as collateral for Advances prior to the date hereof, (iii) all other property as may be accepted by the Bank as collateral from time to time pursuant to the terms hereof, (iv) all securities representing undivided equity interests in any of the foregoing, (v) all accessions to, substitutions for, and replacements and products of all of the foregoing, and (vi) the proceeds, cash proceeds, and noncash proceeds of all of the foregoing, including, without limitation, any of the foregoing that are acquired with any cash proceeds of the foregoing.

(e)          “Collateral Maintenance Level” shall mean one hundred percent (100%) of the aggregate outstanding Indebtedness. The Bank may increase or decrease the Collateral Maintenance Level as to all Indebtedness at any time.

(f)           “Confirmation of Advance” shall mean a writing or transmission in electronic or other form as may be determined by the Bank from time to time evidencing an Advance.

(g)          “Deposit Account” shall mean any and all of the deposit accounts of Borrower with the Bank, including, without limitation, all cash and other funds therein.

(h)          “Event of Default” shall be as defined in Section 4.1 hereof.

(i)          “Fair Market Value” shall mean the fair market value of Collateral determined in such manner as specified by the Bank from time to time.

(j)          “First Mortgage Collateral” shall mean First Mortgage Documents and all ancillary security agreements, policies and certificates of insurance or guarantees, chattel paper, electronic chattel paper, evidences of recordation, applications, underwriting materials, appraisals, notices, opinions of counsel, loan servicing data, and all other electronically stored and written records or materials relating to the loans evidenced or secured by First Mortgage Documents.

(k)          “First Mortgage Documents” shall mean all first mortgages and deeds of trust relating to one-to-four family residential dwellings and multifamily residential dwellings (“First Mortgages”) and all promissory notes, bonds, or other instruments evidencing loans secured thereby (“First Mortgage Notes”) and any endorsements and assignments thereof to Borrower.

(1)          “Indebtedness” shall mean all indebtedness, obligations, and liabilities of Borrower to the Bank arising under or pursuant to this Agreement and any other agreements, including, without limitation, all Advances, all interest accruing from time to time (including, without limitation, any interest which accrues after the commencement of any receivership, bankruptcy, insolvency, or similar proceeding with respect to Borrower, whether or not allowed or allowable as a claim under any such proceeding), and all other amounts owed to the Bank under this Agreement or any other agreement.

5/2005	Advances and Security Agreement	Page 2 of 20

(m)         “Other Real Estate Related Collateral” shall mean (i) all other items of real estate related collateral, including without limitation, all mortgages, deeds of trust, and security agreements relating to loans secured by commercial property, home equity loans, home improvement loans, subordinate loans, mortgage warehouse lines of credit, real estate construction loans, and other real estate related loans, and (A) all promissory notes, bonds, or other instruments evidencing such loans and lines of credit, (B) any endorsements and assignments thereof to Borrower, and (C) all ancillary security agreements, policies and certificates of insurance or guarantees, chattel paper, electronic chattel paper, evidences of recordation, applications, underwriting materials, appraisals, notices, opinions of counsel, loan servicing data, and all other electronically stored and written records or materials relating to the loans evidenced or secured thereby, excluding First Mortgage Collateral, Securities, Small Business Collateral, and Small Farm and Agri-Business Collateral, (ii) all property relating to Borrower’s management, collection, processing, accounting for, monitoring, or servicing of loans and accounts, including, without limitation, all checks, instruments, documents, certificates, agreements, loan accounts, payments, chattel paper, electronic chattel paper, collections, account statements, computer files, records, promissory notes, endorsements, assignments, and loan servicing data, together with the rights, remedies, and powers related thereto, and (iii) participations in or portions of First Mortgage Collateral and other real estate related collateral as set forth in clause (i) above.

(n)          “Qualifying Collateral” shall mean (a) Collateral, other than Capital Stock, Other Real Estate Related Collateral, Small Business Collateral, and Small Farm and Agri-Business Collateral, that: (i) qualifies as security for Advances under the terms and conditions of the Act and the Regulations and satisfies the requirements that may be established by the Bank; (ii) is owned by Borrower free and clear of any liens, encumbrances, or other interests other than the security interest granted to or permitted by the Bank and the assignment to the Bank hereunder; (iii) in the case of First Mortgage Collateral, has no payments which are overdue by more than the number of days, if any, permitted by the Bank’s Member Products & Credit Policy, as amended, restated, or otherwise modified from time to time, or any similar policy of the Bank and within the most recent twelve (12) month period has not otherwise been in default (beyond the applicable grace period with respect to such default, if any) which default has not been cured in a manner acceptable to the Bank in its sole discretion; (iv) in the case of First Mortgage Collateral, relates to residential real property that is covered by fire and hazard insurance in an amount at least sufficient to discharge the mortgage loan in full in case of loss and as to which all real estate taxes are current; (v) in the case of First Mortgage Collateral, does not secure any indebtedness on which any director, officer, employee, attorney, or agent of Borrower or any Federal Home Loan Bank or the Federal Housing Finance Board is personally liable unless the Board of Directors of the Bank has specifically approved acceptance of such Collateral and the Federal Housing Finance Board has endorsed such approval; and (vi) in the case of First Mortgage Collateral, has not been classified as substandard, doubtful or loss by Borrower’s regulating authority or Borrower’s management; and (b) Other Real Estate Related Collateral, Small Business Collateral, and Small Farm and Agri-Business Collateral that meets the requirements for First Mortgage Collateral except for the requirements in clause (a)(ii) above in the case of subordinate lien mortgages and except for the requirements in clause (a)(iv) above in the case of mortgages on underdeveloped land and in the case of commercial real estate property covered by fire and hazard insurance in an amount at least sufficient to discharge the mortgage loan in full in case of loss and as to which all real estate taxes are current.

5/2005	Advances and Security Agreement	Page 3 of 20

(o)          “Securities” shall mean mortgage-backed securities (including participation certificates) issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Corporation, or the Government National Mortgage Association, obligations of or guaranteed by the United States, United States government agency securities, privately-issued residential mortgage-backed securities, and any other investment property delivered or furnished to the Bank from time to time.
(p)         “Small Business Collateral” shall mean loans to persons or entities owning or operating small businesses and all promissory notes, mortgages, deeds of trust, security agreements, bonds, instruments, endorsements, assignments, polices and certificates of insurance, guarantees, evidences of recordations, applications, underwritting materials, appraisals, notices, opinions of counsel, loan servicing data, electronically stored and written records, agreements, chattel paper, electronic chattel paper, and documents relating to, evidencing, or securing such loans.
(q)         “Small Farm and Agri-Business Collateral” shall mean loans to persons or entities owning or operating small farms or agri-businesses and all promissory notes, mortgages, deeds of trust, security agreements, bonds, instruments, endorsements, assignments, polices and certificates of insurance, guarantees, evidences of recordations, applications, underwriting materials, appraisals, notices, opinions of counsel, loan servicing data, electronically stored and written records, agreements, chattel paper, electronic chattel paper, and documents relating to, evidencing, or securing such loans.
(r)          “UCC” means the Uniform Commercial Code as in effect in the State of Texas or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests hereunder.

Unless otherwise defined herein or the context otherwise requires, terms defined in the UCC have the respective meanings provided in the UCC. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
ADVANCES

SECTION 2.1. APPLICATION AND PROCEDURES FOR ADVANCES. Borrower may from time to time request Advances and agrees to be bound by the terms and conditions contained herein and by the Confirmation of Advance issued with respect to each such Advance. Unless otherwise agreed to by the Bank, each Advance shall be made by crediting the Deposit Account(s) of Borrower with the Bank.

5/2005	Advances and Security Agreement	Page 4 of 20

SECTION 2.2. REPAYMENT OF ADVANCES. Borrower agrees to repay each Advance in accordance with this Agreement and the terms and conditions of the Confirmation of Advance and any other document evidencing such Advance. Unless otherwise specified in any document evidencing an Advance, interest shall be paid on the first business day of the month for the amount accrued through the last day of the previous month and at maturity on the daily outstanding principal amount of each Advance at the rate set forth in the Confirmation of Advance evidencing such Advance; provided, however, interest shall be paid at maturity on the daily outstanding principal amount of each Advance with a maturity date of thirty five days or less at the rate set forth in the Confirmation of Advance evidencing such Advance. Interest will be charged for each day that an Advance is outstanding and will be computed on the basis of the actual number of days in the year. Borrower shall pay to the Bank immediately and without demand, interest on any past due principal of and interest on any Advance at the rate in effect and being charged by the Bank from time to time on overdrafts on Deposit Account(s) of its members. Borrower shall maintain in Deposit Account(s) with the Bank an amount at least equal to the amounts then currently due and payable to the Bank on outstanding Advances, and Borrower hereby authorizes the Bank to debit such Deposit Account(s) for all amounts due and payable on any Advance and for all other amounts due and payable hereunder. In the event that the collected balance in such Deposit Account(s) is, at any time, insufficient to pay such due and payable amounts, the Bank may without notice to Borrower apply any other deposits, credits, or monies of Borrower then in the possession of the Bank to the payment of such due and payable amounts. Borrower agrees that, in the event any such debit results in such Deposit Account(s) being overdrawn, Borrower shall pay overdraft charges and interest on the amount of the overdraft at the rate in effect and being charged by the Bank from time to time on overdrafts on Deposit Account(s) of its members. Upon maturity of any Advance, either by its terms, by acceleration pursuant to this Agreement, or otherwise the Bank may without notice to Borrower apply any credits, deposits, or monies of Borrower then in the possession or custody and control of the Bank to the payment of principal, interest, and other due and payable amounts in connection with such Advance, including, without limitation, any prepayment fees owed in connection with the repayment of that Advance. All payments with respect to Advances shall be applied first to any fees or charges applicable thereto, then to interest due thereon, and then to any principal amount thereof that is then due and payable.

SECTION 2.3. ADVANCES WITH RESPECT TO OUTSTANDING COMMITMENTS. In the event that one or more commitments to make Advances to Borrower are outstanding at the time of an Event of Default under Section 4.1 hereof (“Outstanding Commitments”), the Bank may at its option make an Advance by crediting a special reserve account with the Bank in an amount equal to the Outstanding Commitments. Amounts credited to such special reserve account shall be utilized by the Bank for the purpose of satisfying the obligations of the Bank under such Outstanding Commitments. When all such obligations have expired or have been satisfied, the Bank shall disburse the balance, if any, in such special reserve account first to the satisfaction of any amounts then due and owing by Borrower to the Bank and then to Borrower or its successors in interest. Advances made pursuant to this Section 2.3 shall be payable on demand and shall bear interest at the rate in effect and being charged by the Bank from time to time on overdrafts on Deposit Account(s) of its Borrowers. Nothing contained in this Section 2.3, however, shall be interpreted to obligate the Bank to release funds or to fund an Outstanding Commitment in the event Borrower is unable to satisfy the continued eligibility for funding Advances or Collateral requirements of this Agreement or is otherwise in default under this Agreement.

5/2005	Advances and Security Agreement	Page 5 of 20

ARTICLE III
SECURITY AGREEMENT

SECTION 3.1. CREATION OF SECURITY INTEREST. As security for all Indebtedness and Outstanding Commitments, Borrower hereby assigns, transfers, and pledges to the Bank, and grants to the Bank a security interest in all of the Collateral, including, without limitation, the First Mortgage Collateral, Capital Stock, Deposit Accounts, Other Real Estate Related Collateral, Securities, Small Business Collateral, and Small Farm and Agri-Business Collateral now owned or existing or hereafter owned, acquired, or arising by Borrower, all payment intangibles related to the foregoing, and all proceeds, cash proceeds, and noncash proceeds of the foregoing. Without limitation of the foregoing and for the avoidance of doubt, all property heretofore assigned, transferred, or pledged by Borrower to the Bank or as to which Borrower has granted a security interest to the Bank, as collateral for Advances prior to the date hereof is Collateral hereunder. If, as, and when First Mortgage Collateral, Securities, Small Business Collateral, Small Farm and Agri-Business Collateral, and Other Real Estate Related Collateral is encumbered or disposed of by Borrower in the ordinary course of the Borrower’s business and in conformity with the requirements of Section 3.3 (a) hereof the security interest created hereunder shall be automatically released.

SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF BORROWER CONCERNING COLLATERAL. Borrower represents and warrants to the Bank, as of the date hereof and as of the date of each Advance hereunder, the following:

(a)          Borrower owns and has good and marketable title to the Collateral free and clear of any and all liens, claims, or encumbrances and has the right and authority to grant a security interest in the Collateral and to subject all of the Collateral to this Agreement.

(b)          The information contained in any status report, schedule, or other documents required hereunder and any other information given from time to time by Borrower as to each item of Collateral is true, accurate, and complete in all material respects.

(c)          All of the Collateral meets the standards and requirements with respect thereto from time to time established by the Bank, the Act, and the Regulations.

(d)          To the best of Borrower’s knowledge and belief, no part of any real property or interest in real property that is the subject of mortgages included in the Collateral contains or is subject to the effects of toxic or hazardous materials or other hazardous substances (including those defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. sec. 9601, et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C. sec. 1801, et. seq.; the Resource Conservation and Recovery Act, 42 U.S.C. sec. 6901, et. seq.; and in the regulations adopted and publications promulgated pursuant to said laws, as such laws, regulations, and publications may be amended, reformed, or otherwise modified from time to time) the presence of which could subject the Bank or its successors and assigns to any liability under applicable state or Federal law or local ordinance either at any time that such property is pledged to the Bank or upon the enforcement by the Bank of its security interest therein. Borrower hereby agrees to indemnify and hold the Bank harmless against all costs, claims, expenses, damages, and liabilities resulting in any way from the presence or effects of any such toxic or hazardous substances or materials in, on, under, or emanating from any real property or interest in real property that is subject to or included in the Collateral or any other property in which the Borrower has granted a security interest in favor of the Bank.

5/2005	Advances and Security Agreement	Page 6 of 20

(e)          The exact legal name of Borrower, the type and jurisdiction of organization of Borrower, and the location of Borrower’s chief executive office, each as stated in the first paragraph of this Agreement is true, accurate, and complete. Except with thirty days’ prior written notice to the Bank, Borrower will not change its name, its type and jurisdiction of organization, or the location of its chief executive office.

(f)          Borrower is in compliance with all laws, rules, regulations, and ordinances applicable to or binding upon Borrower or the Collateral, including, without limitation, the Truth in Lending Act and the Home Ownership and Equity Protection Act (and Regulation Z promulgated thereunder), Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Fair and Accurate Credit Transactions Act, Gramm-Leach-Bliley Financial Privacy Act, anti-discrimination and fair lending laws, and all other federal and state laws, regulations, orders, directives, or similar requirements intended for the protection of consumers in connection with the extension of consumer credit, except to the extent that the failure to comply therewith would not be reasonably expected to (i) subject the Bank or its successors and assigns to any liability under applicable state or federal law or local ordinance at any time that Borrower grants a security interest in such property in favor of the Bank, upon the enforcement by the Bank of its security interest therein, or at any other time or (ii) have a material adverse effect on (A) the condition (financial or otherwise), operations, business, assets, or liabilities of Borrower, (B) the ability of Borrower to perform any material obligation under this Agreement, or (C) the material rights and remedies of the Bank under this Agreement. Borrower hereby agrees to indemnify and hold the Bank harmless against all costs, claims, expenses, damages, and liabilities resulting in any way from Borrower’s failure to comply with any laws, rules, regulations, or ordinances applicable to or binding upon Borrower or the Collateral.

SECTION 3.3. COLLATERAL MAINTENANCE REQUIREMENTS.
(a)          Borrower shall at all times maintain as Collateral an amount of Qualifying Collateral that has a Fair Market Value that is at least equal to the Collateral Maintenance Level. Borrower shall not assign, pledge, transfer, create any security interest in, sell, or otherwise dispose of any Collateral or interest therein if: (i) such Collateral has been or is required to be specified pursuant to Section 3.4 hereof or is or is required to be held by or on behalf of the Bank pursuant to Section 3.5 hereof, or the Bank has otherwise perfected its security interest in such Collateral; or (ii) at the time of or immediately after such action, Borrower is not or would not be in compliance with the collateral maintenance requirements of the first sentence of this Section 3.3 (a) or there is any other Event of Default under this Agreement.

(b)          Subject to the additional requirements set forth in Sections 3.4 and 3.5 hereof that may govern Collateral, Collateral shall be held by Borrower in trust for the benefit of, and subject to the direction and control of, the Bank and will be physically safeguarded by Borrower with at least the same degree of care as Borrower uses in physically safeguarding its other property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry. Without limitation of the foregoing, Borrower shall take all action necessary or desirable to protect and preserve the Collateral and the interest of the Bank therein, including, without limitation, the maintaining of Insurance on property securing First Mortgage Collateral (such policies and certificates of insurance or guaranty relating to such First Mortgage Collateral are herein called “Insurance”), the collection of payments under all mortgages and under all Insurance, and otherwise assuring that all mortgages are serviced in accordance with the standards of a reasonable and prudent servicer in the industry. Borrower, as agent for the Bank, shall collect all payments when due on all Collateral. If the Bank requires, Borrower shall hold all collections and other proceeds of Collateral separate from the other monies of Borrower and apply such collections to the reduction of Indebtedness as it becomes due; otherwise the Bank consents to the use and disposition by Borrower of all such collections in the ordinary course of Borrower’s business.

5/2005	Advances and Security Agreement	Page 7 of 20

SECTION 3.4. SPECIFICATION AND SEGREGATION OF COLLATERAL.

(a)          Upon demand by the Bank, or promptly at any time that Borrower becomes subject to any mandatory collateral specification and segregation requirements that may be established in writing by the Bank, and in either case promptly after each valuation date established by the Bank, Borrower shall deliver to the Bank a status report and accompanying schedules, all in the form prescribed by the Bank, specifying and describing such amount of Qualifying Collateral as may be necessary so that the Fair Market Value of the Qualifying Collateral so specified meets or exceeds the Collateral Maintenance Level at all times. Each First Mortgage Note evidencing First Mortgage Collateral shall be endorsed by Borrower at such time as the Bank may request as follows: “Pay to the order of the Federal Home Loan Bank of Dallas.” All other First Mortgage Documents and documents representing Securities, Small Farm and Agri-Business Collateral, and Other Real Estate Related Collateral shall be marked and assigned to the Bank in the foregoing manner or in such other manner as shall be specified by the Bank.

(b)          Borrower shall physically segregate and hold in trust any First Mortgage Collateral, Small Business Collateral, Small Farm and Agri-Business Collateral, and Other Real Estate Related Collateral specified in each status report or delivered pursuant to subsection (a) of this Section 3.4 from all other property of Borrower in a manner satisfactory to the Bank. Borrower shall hold each First Mortgage Document and each document, agreement, instrument, endorsement, and assignment evidencing Other Real Estate Related Collateral which is a part of such segregated Collateral in a separate file folder with each folder clearly labeled with the loan identification number and the name of the mortgagor. Borrower shall hold each document, agreement, instrument, endorsement, and assignment evidencing Small Business Collateral or Small Farm and Agri-Business Collateral which is a part of such segregated Collateral in a separate file folder with each file folder clearly labeled with the loan identification number and the name of the borrower. Each such file folder shall be clearly marked or stamped with the statement: “The Mortgage, Deed of Trust, or Security Agreement, as applicable, and the Note Relating to this Loan Have Been Assigned to the Federal Home Loan Bank of Dallas.”

(c)          If requested by the Bank, Borrower shall provide, at its own expense, such certifications by an independent certified public accountant or by another party acceptable to the Bank as the Bank may request with respect to the compliance by Borrower with the terms of Sections 3.3 and 3.4. All Securities and, unless otherwise specified by the Bank, all other Collateral specified in such a status report shall be delivered to the Bank or to a custodian designated by the Bank, or in the case of uncertificated securities, transferred to the Bank in the manner specified in Section 3.5 hereto.

5/2005	Advances and Security Agreement	Page 8 of 20

SECTION 3.5. DELIVERY OF COLLATERAL.

(a)          Upon demand by the Bank, or promptly at any time that Borrower becomes subject to any mandatory collateral delivery requirements that may be established in writing by the Bank, and in either case from time to time thereafter, Borrower shall deliver to the Bank, or to a custodian designated by the Bank, such Qualifying Collateral as may be necessary so that the Fair Market Value of Qualifying Collateral held by the Bank, or such custodian, meets or exceeds the Collateral Maintenance Level at all times. Collateral delivered to the Bank shall be endorsed or assigned in recordable form by Borrower to the Bank. Unless otherwise specified in writing by the Bank, such endorsements or assignments may be in blanket form provided that, in the case of First Mortgage Collateral, Small Business Collateral, Small Farm and Agri-Business Collateral, and Other Real Estate Related Collateral, there shall be separate endorsements and assignments for each county or recording district in which the real property secured by such First Mortgage Collateral, Small Business Collateral, Small Farm and Agri-Business Collateral, or Other Real Estate Related Collateral is located. Concurrently with the initial delivery under this Section 3.5 of Collateral and promptly after each subsequent valuation date established by the Bank, and at such other times as the Bank may request, Borrower shall deliver to the Bank a status report and accompanying schedules, all in the form prescribed by the Bank and dated as of the then most recent valuation date, describing the Collateral held by the Bank or its custodian.

(b)          With respect to uncertificated securities pledged to the Bank as Securities or other property offered as collateral by Borrower to the Bank and as may be accepted by the Bank as collateral from time to time pursuant to the terms hereof, the delivery requirements contained in this Agreement shall be satisfied by the Bank becoming the registered owner of such securities or the issuer of such securities having agreed that it will comply with instructions originated by the Bank without further consent by Borrower, such transfer to be effected in such manner and to be evidenced by such documents as specified by the Bank.

(c)          Borrower agrees to pay the Bank such reasonable fees and charges as may be assessed by the Bank to cover the overhead and other costs of the Bank relating to the receipt, holding, redelivery, and reassignment of Collateral, and to reimburse the Bank upon request for all recording fees and other reasonable expenses, disbursements, and advances incurred or made by the Bank in connection therewith, including reasonable compensation and the expenses and disbursements of any custodian that may be appointed by the Bank hereunder, and the agents and legal counsel of the Bank and of such custodians.

SECTION 3.6. WITHDRAWAL OR REASSIGNMENT OF COLLATERAL. Upon approval by the Bank and receipt by the Bank of written documents in the form specified by the Bank constituting (i) a request from Borrower for the withdrawal or reassignment of Collateral that has been specified pursuant to Section 3.4 hereof or has been delivered pursuant to Section 3.5 hereof, or as to which the Bank has otherwise perfected its security interest, (ii) a detailed listing of the Collateral to be withdrawn or reassigned, and (iii) a certificate of a duly authorized officer of Borrower certifying that the Fair Market Value of the Qualifying Collateral that is specified and pledged to or will be held by the Bank, as appropriate, after such withdrawal or reassignment will not be less than the Collateral Maintenance Level, the Bank shall promptly redeliver or reassign to Borrower the Collateral specified in said certificate of such duly authorized officer. Notwithstanding anything to the contrary herein contained, while an Event of Default hereunder shall have occurred and be continuing, the Bank will not be required to honor any request for withdrawal or reassignment of any Collateral.

5/2005	Advances and Security Agreement	Page 9 of 20

SECTION 3.7. REPORTS, COLLATERAL AUDITS, AND ACCESS.

(a)          If the Fair Market Value of Qualifying Collateral owned by Borrower, free and clear of any liens, security interests, or encumbrances other than any lien, security interest, or encumbrance in favor of the Bank, shall at any time fall below the Collateral Maintenance Level or if Borrower becomes aware of, or has reason to believe that a contingency exists, which with the lapse of time, giving of notice, or both could result in Borrower failing to maintain Qualifying Collateral in an amount that has a Fair Market Value at least equal to the Collateral Maintenance Level, Borrower shall immediately notify the Bank. Borrower shall furnish to the Bank annually and at such other times as the Bank may request, an audit report prepared by the Bank, if the Bank in its sole discretion chooses to prepare such audit report, or an external independent auditor of Borrower in accordance with generally accepted auditing standards certifying that Borrower owns, free and clear of any liens, security interests, or encumbrances, other than liens, security interests, or encumbrances in favor of the Bank, Qualifying Collateral with a Fair Market Value at least equal to the Collateral Maintenance Level. If Borrower is required to specify and pledge or deliver Collateral pursuant to Sections 3.4 and 3.5 hereof, such audit report shall refer only to such Qualifying Collateral that is so specified, pledged, delivered, or held by the Bank as of the date of such audit report. If requested by the Bank, Borrower shall furnish to the Bank a written report covering such matters regarding the Collateral as the Bank may require, including, without limitation: listings of First Mortgages and Securities and unpaid principal balances thereof; and certifications concerning the status of payments of First Mortgages and of taxes and Insurance on properties securing First Mortgages and Other Real Estate Related Collateral. If so requested by the Bank, Borrower shall promptly report to the Bank any event that reduces the principal balance of any First Mortgage or Security by five percent (5%) or more, whether by payment, prepayment, foreclosure sale, Insurance or guaranty payment, or otherwise. Borrower shall give the Bank access at all reasonable times to Collateral in the possession of Borrower and to the books and records of account of Borrower relating to such Collateral for the purpose of permitting the Bank to examine, verify, or reconcile the Collateral and the reports of Borrower to the Bank thereon.

(b)          All Collateral and the maintenance by Borrower of Qualifying Collateral in an amount that has a Fair Market Value at least equal to the Collateral Maintenance Level shall be subject to audit and verification by or on behalf of the Bank. Such audits and verifications may occur without notice by the Bank during normal business hours of Borrower or upon reasonable notice at such other times as the Bank may reasonably request. Borrower shall provide access to, and shall make adequate working facilities available to, the representatives or agents of the Bank for the purposes of such audits and verifications. Borrower agrees to pay to the Bank such reasonable fees and charges as may be assessed by the Bank to cover overhead and other costs relating to such audits and verifications.

SECTION 3.8. ADDITIONAL DOCUMENTATION. Borrower shall make, execute, record, and deliver to the Bank such financing statements, notices, assignments, listings, powers of attorney, and other instruments with respect to the Collateral and the security interest of the Bank therein all in such form as the Bank may require. To the extent permitted by applicable law, Borrower hereby irrevocably authorizes the Bank to file, in the name of Borrower or otherwise and without the signature or other separate authorization or authentication of Borrower appearing thereon, such UCC financing statements (including, without limitation, continuations and amendments) and in such jurisdictions as the Bank may deem necessary or appropriate to perfect or maintain the perfection of the security interest of the Bank. Borrower hereby irrevocably authorizes the Bank to file financing statements (including, without limitation, continuations and amendments) with respect to any Collateral describing the Collateral covered thereby as “all of the debtor’s personal property and assets” or words to similar effect, notwithstanding that such description may be broader in scope than the Collateral described in this Agreement. Borrower agrees that a photocopy, electronic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Borrower shall pay the cost of, or incidental to, any recording or filing of any financing statements (including, without limitation, continuations and amendments) or other assignment documents concerning the Collateral.

5/2005	Advances and Security Agreement	Page 10 of 20

SECTION 3.9. RESPONSIBILITY OF THE BANK AS TO COLLATERAL. The duty of the Bank as to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in its possession, which shall not include (i) any steps necessary to preserve rights against other parties with a prior position or (ii) the duty to send notices, perform services, or take any action in connection with the collection or management of the Collateral. The Bank shall not have any responsibility or liability for the form, sufficiency, correctness, genuineness, or legal effect of any instrument or document constituting a part of the Collateral, or any signature thereon or the description or misdescription or value of property represented, or purported to be represented, by any such document or instrument. Borrower agrees that any and all Collateral may be removed by the Bank from the state or location where situated, and may there be dealt with by the Bank as provided in this Agreement.

SECTION 3.10. RIGHTS OF THE BANK AS TO COLLATERAL; POWER OF ATTORNEY. At any time or times, at the expense of Borrower, the Bank may in its sole discretion, before or after the occurrence of an Event of Default, in its own name or in the name of its nominee or of Borrower, do any or all things and take any and all actions that are pertinent to the protection of the interest of the Bank hereunder and that are lawful under the laws of the State of Texas or any other State or jurisdiction the laws of which shall apply to (i) the attachment and perfection of a security interest of the Bank hereunder or (ii) the enforcement of the Bank’s rights hereunder, including, but not limited to, the following:

(a)          Terminate any consent given hereunder;

(b)          Notify obligors on any Collateral to make payments thereon directly to the Bank;

(c)          Endorse any Collateral in the name of Borrower;

(d)          Enter into any extension, compromise, settlement, or other agreement relating to or affecting any Collateral;

(e)          Take any action Borrower is required or permitted to take or that is otherwise necessary to (i) sign and record a financing statement or otherwise perfect a security interest in any or all of the Collateral; or (ii) obtain, preserve, protect, enforce, or collect the Collateral;

(f)          Take control of any funds or other proceeds generated by the Collateral and use the same to reduce Indebtedness as it becomes due (or hold the same as additional Collateral); and

(g)          Cause the Collateral to be transferred to the Bank’s name or the name of its nominee.

Borrower hereby appoints the Bank as its true and lawful attorney, for and on behalf of Borrower and in its name, place and stead, to prepare, execute, and record endorsements and assignments to the Bank and its successors and assigns and grants to the Bank as such attorney full power and authority to do or perform every lawful act necessary or proper in connection therewith as fully as the Borrower might or could do. Borrower hereby ratifies and confirms all that the Bank shall lawfully do or cause to be done by virtue of this special power-of-attorney set forth in this Section 3.10. This special power-of-attorney is granted for a period commencing on the date hereof and continuing until the discharge of all Indebtedness and all obligations of Borrower hereunder regardless of any Event of Default, is coupled with an interest, and is irrevocable for the period granted.

5/2005	Advances and Security Agreement	Page 11 of 20

SECTION 3.11. SUBORDINATION OF OTHER LOANS TO COLLATERAL. Borrower hereby agrees that all First Mortgage Notes that are part of the First Mortgage Collateral and any notes securing personal property or other property (collectively, the “Pledged Notes”) shall have priority in right and remedy over any claims, however evidenced, for other loans, whenever made, that are secured by mortgages or security agreements on the property securing the Pledged Notes. The Pledged Notes shall be satisfied out of the property or proceeds thereof covered by such mortgages or security agreements before recourse to such property may be obtained for the repayment of such other loans. To this end, Borrower hereby subordinates the lien and security interests of such mortgages and security agreements with respect to such other loans to the lien and security interests of such mortgages and security agreements with respect to the Pledged Notes. Borrower further agrees to retain possession of any promissory notes evidencing such other loans and not to pledge, assign, or transfer the same, except that (if otherwise qualified) the same may be pledged to the Bank as part of the Collateral.

SECTION 3.12. NOTARIAL ENSORSEMENTS AND PARAPHS OF PARAPHED NOTES; NOTES NOT PARAPHED. Borrower agrees that to the extent any Collateral consists of First Mortgage Notes or any other promissory notes delivered to the Bank that are payable to the order of Borrower and paraphed for identification with First Mortgages or any other mortgages also secured by property located in Louisiana (such First Mortgages and such other mortgages secured by property located in Louisiana, herein the “Louisiana Mortgages” and such First Mortgages Notes and other promissory notes that are secured by Louisiana Mortgages, herein the “Louisiana Notes”), then Borrower shall endorse such Louisiana Notes payable to the order of Bank (or bearer) pursuant to notarial acts of endorsement (“Notarial Endorsement”) and cause the notary public before whom the Notarial Endorsement is executed to paraph the various Louisiana Notes for identification with the Notarial Endorsement. The Notarial Endorsement shall be delivered to the Bank contemporaneously with the delivery of the Louisiana Notes.

Borrower further agrees that to the extent any Collateral consists of Louisiana Notes that are not paraphed for identification with the Louisiana Mortgages and that are secured by Louisiana Mortgages, Borrower shall endorse such Louisiana Notes and shall execute an Assignment of Note and Mortgage in authentic form assigning the Louisiana Notes and all of Borrower’s interest in and to the Louisiana Mortgages to the Bank. The Assignment of Note and Mortgage shall be delivered to the Bank contemporaneously with the delivery of the Louisiana Notes.
5/2005	Advances and Security Agreement	Page 12 of 20

ARTICLE IV
DEFAULT; REMEDIES

SECTION 4.1. EVENTS OF DEFAULT; ACCELERATION. Upon the occurrence of and during the continuation of any of the following events or conditions of default (“Event of Default”), the Bank may at its own option declare all Indebtedness and accrued interest thereon, including any prepayment fees and charges that are provided for in the event of the payment of an Advance before the date(s) scheduled for repayment, to be immediately due and payable without presentment, demand, protest, or any further notice:

(a)          The failure of Borrower to pay when due the interest on or the principal of any Advance;

(b)          The failure of Borrower to perform any promise or obligation or to satisfy any condition or liability contained herein, in any Confirmation of Advance, or in any other agreement to which Borrower and the Bank are parties;

(c)          Evidence coming to the attention of the Bank that any representation, statement, or warranty made or furnished in any manner to the Bank by or on behalf of Borrower in connection with any Advance, any specification of Qualifying Collateral, or any certification of Fair Market Value was false in any material respect when made or furnished;

(d)          The issuance of any tax levy, seizure, attachment, garnishment, levy of execution, or other legal process with respect to the Collateral;

(e)          Any suspension of payment by Borrower to any creditor of sums due or the occurrence of any event that results in acceleration of the maturity of any indebtedness of Borrower to others under any obligation, security agreement, indenture, loan agreement, or comparable undertaking;

(f)          The appointment of a conservator or receiver for Borrower or any subsidiary of Borrower or the property of Borrower; entry of an order for relief against Borrower or any subsidiary of Borrower under the federal bankruptcy laws; entry of a judgment or decree adjudicating Borrower or any subsidiary of Borrower insolvent; commencement of a case or other proceeding by or against Borrower or any subsidiary of Borrower seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or similar law now or hereafter in effect; or an assignment by Borrower or any subsidiary of Borrower for the benefit of creditors;

(g)          The sale by Borrower of all or a material part of the assets of Borrower or the taking of any other action by Borrower to liquidate or dissolve;

(h)          The cessation of Borrower to be a type of institution that is eligible under the Act to become a Borrower of the Bank; or in the case of member borrowers, termination of the membership of Borrower in the Bank;

(i)            Merger, consolidation, or other combination of Borrower with an entity that is not a member of the Bank or is not otherwise eligible to borrow from the Bank if such non-member or non-eligible entity is the surviving entity;

(j)           The Bank reasonably and in good faith determines that a material adverse change has occurred in the financial condition of Borrower from the time of the making of any Advance or from the condition of Borrower as theretofore most recently disclosed to the Bank; or

5/2005	Advances and Security Agreement	Page 13 of 20

(k) The Bank reasonably and in good faith deems itself insecure even though Borrower is not otherwise in default.

SECTION 4.2. REMEDIES. Upon the occurrence of any Event of Default, the Bank shall have all of the rights and remedies provided by applicable law, which shall include, without limitation, all of the remedies of a secured party under the UCC. In addition, the Bank may take immediate possession of any of the Collateral or any part thereof wherever the same may be found. The Bank is irrevocably authorized to foreclose upon the Collateral, in whole or in part, and to thereupon cause such Collateral to be seized and sold under either executory or ordinary proceedings at the Bank’s sole option, without appraisal, in either its entirety or in lot. The Bank may sell, assign, and deliver the Collateral or any part thereof at public or private sale (at the sole option of the Bank), without recourse to judicial proceedings and without demand, appraisal, advertisement or notice of any kind, all of which are expressly waived to the fullest extent permitted by law, for such price as the Bank deems appropriate without any liability for any loss due to a decrease in the market value of the Collateral during the period held. The Bank shall have the right to purchase all or part of the Collateral at such public or private sale free of any right of redemption on the part of Borrower which right is expressly waived and released to the fullest extent permitted by law. If the Collateral includes insurance or securities that will be redeemed by the issuer upon surrender, or any accounts or deposits in the possession of the Bank, the Bank may realize upon such Collateral without notice to Borrower. If any notification of intended disposition of any of the Collateral is required by applicable law, such notification shall be deemed reasonable and properly given if mailed, postage prepaid, at least five (5) days before any such disposition to the principal address of Borrower appearing on the records of the Bank. The Bank shall be entitled to receive the proceeds from any sale of the Collateral by preference and priority over all other parties. The proceeds of any sale shall be applied in the order that the Bank, in its sole discretion, may choose. Borrower agrees to pay all costs and expenses of the Bank in the collection of the Indebtedness and enforcement of the rights and remedies of the Bank in case of default, including, without limitation, reasonable attorney’s fees. The Bank, at its discretion, may apply any surplus after payment of the Indebtedness, provision for repayment to the Bank of any amounts to be paid or advanced under Outstanding Commitments, and all costs of collection and enforcement to third parties, without recourse to the Bank, claiming a secondary security interest in the Collateral, with any remaining surplus paid to Borrower. Borrower shall be liable to the Bank for any deficiency remaining.

ARTICLE V
GENERAL REPRESENTATIONS AND WARRANTIES BY BORROWER

SECTION 5.1. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Bank, as of the date hereof and as of the date of each Advance hereunder, each of the following:

(a) Borrower is not now, and neither the execution of nor the performance of any of the transactions or obligations of Borrower under this Agreement shall, with the passage of time, the giving of notice or otherwise, cause Borrower to be: (i) in violation of its charter or articles of incorporation, bylaws, the Act, the Regulations, any other law or administrative regulation or order, or any court decree; or (ii) in default under or in breach of any indenture, contract, or other instrument to which Borrower is a party or by which it or any of its property is bound.
5/2005	Advances and Security Agreement	Page 14 of 20

(b)          Borrower has full corporate power and authority and has received all corporate and governmental authorizations and approvals as may be required to enter into and perform its obligations under this Agreement and to borrow each Advance.

(c)          The information given by Borrower in any document provided, or in any oral statement made, in connection with an application or request for an Advance, is true, accurate, and complete in all material respects.

ARTICLE VI
MISCELLANEOUS

SECTION 6.1. ASSIGNMENT. Borrower hereby gives the Bank the full right, power, and authority to pledge, assign, or negotiate to any person or entity, with or without recourse, all or any part of the Indebtedness or participations therein, and to the extent permitted by law, the Bank may assign or transfer all or any part or right, title, and interest of the Bank in and to this Agreement and may assign and deliver the whole or any part of the Collateral to the transferee, which shall succeed to all of the powers and rights of the Bank in respect thereof, and the Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect to the transferred Collateral. In the event of any such pledge or assignment, all references herein to the “Bank” shall be read to refer also to the pledgee or assignee, as the case may be. Borrower may not assign or transfer any of its rights or obligations hereunder without the express prior written consent of the Bank.
SECTION 6.2. CONFESSION OF JUDGMENT. Borrower hereby confesses judgment in favor of Bank, or any future holder or holders of any Collateral, up to the full amount of the Indebtedness including, principal, interest, attorney’s fees, and any sums or expenditures that may be advanced or incurred during the life of this Agreement for the payment of insurance, taxes, or any amounts expended for the protection and preservation of the Collateral.

SECTION 6.3. DISCRETION OF THE BANK TO GRANT OR DENY ADVANCES AND COMMITMENTS. Nothing contained herein or in any documents describing or setting forth the credit program or policy of the Bank shall be construed as an agreement or commitment on the part of the Bank to grant Advances or extend commitments hereunder, the right and power of the Bank in its discretion to either grant or deny any Advance or commitment requested hereunder being expressly reserved.

SECTION 6.4. AMENDMENT; WAIVERS. No modification, amendment, or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless executed by the party against whom such change is asserted and shall be effective only in the specific instance and for the purpose for which given. “Executed” as used in this Section 6.4 means that a person has signed or executed or otherwise adopted a symbol, or encrypted or similarly processed a record in whole or in part, with the present intent of the authenticating person to identify the person and to adopt or accept a record on behalf of Borrower. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same or similar or other circumstances. Any forbearance, failure, or delay by the Bank in the exercise of any right, power, or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by the Bank of any right, power, or remedy hereunder shall not preclude the further exercise thereof. Without limiting the generality of Section 6.3 or the foregoing provisions of this Section 6.4, the making of any Advance after the occurrence or during the continuance of an Event of Default (whether or not known to the Bank) shall not be deemed to be a waiver of such Event of Default or any right, power, or remedy hereunder and shall not preclude the further exercise thereof. Every right, power, and remedy of the Bank shall continue in full force and effect until specifically waived by the Bank in writing.

5/2005	Advances and Security Agreement	Page 15 of 20

SECTION 6.5. JURISDICTION; LEGAL FEES. In any action or proceeding brought by the Bank or Borrower in order to enforce any right or remedy under this Agreement, the parties hereby consent to, and agree that they will either (i) submit to the jurisdiction of the United States District Court for the Northern District of Texas or, if such action or proceeding may not be brought and maintained in such court, the jurisdiction of an appropriate District Court for the State of Texas, County of Dallas, or (ii) if the parties mutually agree, submit any disagreement arising out of this Agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in effect from time to time. Borrower agrees that if any action or proceeding is brought by Borrower seeking to obtain any legal or equitable relief against the Bank under or arising out of this Agreement or any transaction contemplated hereby, and such relief is not granted by the final decision, after judgment of any and all appeals has been entered or the time period to appeal a decision has expired, of a court of competent jurisdiction, Borrower shall pay all attorneys’ fees and other costs incurred by the Bank in connection therewith.
SECTION 6.6. NOTICES. Except as otherwise provided for in this Agreement, any notice, advice, request, consent, or direction given, made, or withdrawn pursuant to this Agreement shall be given in writing or by a transmission in electronic or other form, and shall be deemed to have been duly given to and received by a party hereto when it shall have been mailed to such party at its address given above by first class mail, or if given by hand or by a transmission in electronic or other form when actually received by such party at its principal office, chief executive office, or as otherwise designated. Any notice by the Bank to Borrower pursuant to Section 3.4(a) or 3.5(a) hereof may be oral and shall be deemed to have been duly given to and received by Borrower at the time of the oral communication.

SECTION 6.7. TAPE RECORDING. Borrower consents and agrees that all telephone conversations or data transmissions between Borrower and its agents and the Bank may be recorded and retained by either party by use of any reasonable means. Borrower agrees to indemnify and hold the Bank harmless against any and all liability that the Bank may incur as a result of such recordings.
SECTION 6.8. PRIVACY. The Bank shall use and disclose nonpublic personal information (as defined in the Gramm-Leach-Bliley Act and related regulations) received from Borrower only to the extent necessary to allow the Bank to provide Borrower the products and services offered by the Bank or to the extent covered by a statutory exception authorized by the Gramm-Leach-Bliley Act and related regulations.

SECTION 6.9. SIGNATURE OF BORROWER. The Secretary, Assistant Secretary, Cashier, or Assistant Cashier of Borrower shall from time to time certify to the Bank on forms provided by the Bank the names and specimen signatures of the persons authorized to apply on behalf of Borrower to the Bank for Advances and otherwise act for and on behalf of Borrower in accordance with this Agreement. Such certifications are incorporated herein and made a part of this Agreement and shall continue in effect until expressly revoked by Borrower, notwithstanding that subsequent certifications may authorize additional or different persons to act for and on behalf of Borrower.
5/2005	Advances and Security Agreement	Page 16 of 20

SECTION 6.10. APPLICABLE LAW; SEVERABILITY. IN ADDITION TO THE TERMS AND CONDITIONS SPECIFICALLY SET FORTH HEREIN AND IN ANY CONFIRMATION OF ADVANCE BETWEEN THE BANK AND BORROWER, THIS AGREEMENT AND ALL ADVANCES GRANTED AND COMMITMENTS EXTENDED UNDER THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES INCLUDED THEREIN. NOTWITHSTANDING THE FOREGOING, THE UCC, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES INCLUDED THEREIN, SHALL BE DEEMED APPLICABLE TO THIS AGREEMENT AND TO ANY ADVANCE HEREUNDER AND SHALL GOVERN THE ATTACHMENT AND PERFECTION OF ANY SECURITY INTEREST GRANTED HEREUNDER. IN THE EVENT THAT ANY PORTION OF THIS AGREEMENT CONFLICTS WITH APPLICABLE LAW, SUCH CONFLICT SHALL NOT AFFECT ANY OTHER PROVISION OF THIS AGREEMENT THAT CAN BE GIVEN EFFECT WITHOUT THE CONFLICTING PROVISION, AND TO THIS END THE PROVISIONS OF THIS AGREEMENT ARE DECLARED TO BE SEVERABLE.

SECTION 6.11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the authorized and permitted successors and assigns of Borrower and the Bank.

SECTION 6.12. ENTIRE AGREEMENT; AMENDMENT AND RESTATEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR (INCLUDING, WITHOUT LIMITATION, THE EXISTING AGREEMENT, IF ANY, AS DEFINED BELOW), CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO. To the extent Borrower and the Bank have entered into an Advances, Specific Collateral Pledge and Security Agreement with Blanket Floating Lien, an Advances, Collateral Pledge and Security Agreement with Delivery, or an Advances, Collateral Pledge and Security Agreement prior to the date hereof (the “Existing Agreement”), (a) this Agreement amends and restates in its entirety the Existing Agreement, (b) this Agreement does not extinguish the indebtedness, liabilities, and obligations of Borrower outstanding in connection with the Existing Agreement nor does it constitute a novation with respect to such indebtedness, liabilities, and obligations of Borrower, (c) all indebtedness, liabilities, and obligations of Borrower under the Existing Agreement are renewed and continued and hereafter shall be payable in accordance with this Agreement; provided, however, for matters relating to the accrual and payment of interest and fees and relating to indemnification arising prior to the effective date of this Agreement, the terms of the Existing Agreement shall control and are hereby ratified and confirmed, (d) this Agreement shall not result in or constitute a waiver of or a release, discharge, or forgiveness of any amount payable pursuant to the Existing Agreement, (e) all security interests and liens previously granted by Borrower pursuant to the Existing Agreement are hereby renewed and continued, and all such security interests and other liens shall remain in full force and effect as security for all indebtedness, liabilities, and obligations of Borrower to the Bank, (f) any default thereunder shall constitute an Event of Default hereunder, and (g) Collateral furnished pursuant to this Agreement shall also secure all indebtedness, liabilities, and obligations of Borrower to the Bank under the Existing Agreement.
5/2005	Advances and Security Agreement	Page 17 of 20

SECTION 6.13. MAXIMUM RATE. No interest rate specified in this Agreement shall at any time exceed the maximum rate of nonusurious interest under applicable law that the Bank may charge Borrower (the “Maximum Rate”). In the event the Bank ever receives, collects, or applies as interest any sum which is in excess of the Maximum Rate, such amount which would be in excess of the Maximum Rate shall be applied as a payment and reduction of the principal of the Advances; and, if the principal of the Advances has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and the Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Advances so that interest for the entire term does not exceed the Maximum Rate.

SECTION 6.14. CAPTIONS AND HEADINGS. The captions and headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

SECTION 6.15. FURTHER ASSURANCES. Borrower shall execute such additional documents and take such other actions as the Bank may reasonably request to effectuate the intent of this Agreement.

SECTION 6.16. EXECUTION. This Agreement may be executed in any number of counterparts, on telecopy counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
5/2005	Advances and Security Agreement	Page 18 of 20

In Witness Whereof, Borrower and the Bank, each acting through its respective duly authorized representative(s), have caused this Agreement to be signed in their names and delivered as of the date first above written.

T Bank N.A.
Full Corporate Name of Borrower

12-31
Fiscal Year End

Patrick Adarus
Authorized Signature

Patrick Adarus President
Typed Name & Title of Signer

Sue Higgs
Authorized Signature

Sue Higgs, CFO & CASHIER
Typed Name & Title of Signer

5/2005	Advances and Security Agreement	Page 19 of 20

FEDERAL HOME LOAN BANK OF DALLAS
/s/ Michael Sims
Authorized Signature

Michael Sims, SVP
Typed Name & Title of Signer

/s/ Nancy Parker
Authorized Signature

Nancy Parker, SVP
Typed Name & Title of Signer

5/2005	Advances and Security Agreement	Page 20 of 20